Exhibit 10.3

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT
Dated as of March 1, 2024

between
OWENS CORNING SALES, LLC,
as an Originator,

THE OTHER ORIGINATORS FROM TIME TO TIME PARTY HERETO

and
OWENS CORNING RECEIVABLES LLC,
as the Company

TABLE OF CONTENTS
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SECTION 10.13 Limited Recourse.	22
SECTION 10.14 Originator Obligations Several	22

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THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 1, 2024 is entered into between OWENS CORNING SALES, LLC, a Delaware limited liability company (the “Contributing Originator”), THE VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (each an “Originator” and together with the Contributing Originator, the “Originators”) and OWENS CORNING RECEIVABLES LLC, a Delaware limited liability company (the “Company”).
PRELIMINARY STATEMENTS
This Agreement amends and restates in its entirety, as of the Restatement Date, the Purchase and Sale Agreement, dated as of March 31, 2011 (the “Initial Closing Date”) (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Agreement”), among the Contributing Originator, the other Originators from time to time parties thereto, and the Company. Notwithstanding the amendment and restatement of the Prior Agreement by this Agreement, (a) the Originators shall continue to be liable to each Purchase and Sale Indemnified Party and Affected Persons for the fees and expenses payable by such Originator, which are accrued and unpaid under the Prior Agreement on the date hereof (collectively, the “Prior Agreement Outstanding Amounts”), and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement, and the Prior Agreement Outstanding Amounts shall be reflected on the Purchase Reports created on the Restatement Date, (b) all sales of Receivables and Related Rights under the Prior Agreement by the Originators to the Company are hereby ratified and confirmed and shall survive the Prior Agreement and (c) the security interests granted by the Originators under the Prior Agreement shall remain in full force and effect as security for such Prior Agreement Outstanding Amounts until such Prior Agreement Outstanding Amounts shall have been paid in full. Upon the effectiveness of this Agreement, each reference to the Prior Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Upon the effectiveness of this Agreement, the terms and provisions of the Prior Agreement shall, subject to this paragraph, be superseded hereby in their entirety. Upon the effectiveness of this Agreement, each reference to the Prior Agreement in any other Transaction Document shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Agreement. For the avoidance of doubt, all amounts outstanding or owing by the Company under any Intercompany Loan remains outstanding or owing by the Company.
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I to the Third Amended and Restated Receivables Purchase Agreement, dated as of March 1, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Company, as Seller, the Contributing Originator, as initial Servicer (in such capacity, the “Servicer”), the various Purchasers and Purchaser Agents, from time to time party thereto, PNC Bank, National Association, as Administrator and as LC Bank, and PNC Capital Markets LLC, as Structuring Agent.

BACKGROUND:
1.    The Company is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned directly or indirectly by the Contributing Originator.
2.    The Originators generate and/or acquire Receivables in the ordinary course of their business.
3.    The Company is a wholly owned subsidiary of the Contributing Originator, and on the Initial Closing Date and from time to time thereafter, the Contributing Originator desires to contribute to the capital of the Company certain Receivables and related assets.
4.    The Originators wish to sell and/or, in the case of the Contributing Originator, contribute Receivables and related assets to the Company, and the Company is willing to purchase and/or accept such Receivables and related assets from the Originators, on the terms and subject to the conditions set forth herein.
5.    The Originators and the Company intend the transactions hereunder to be “true sales” of Receivables and the Related Rights by the Originators to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Originators and the Company do not intend the transactions hereunder to be characterized as a loan from the Company to the Originators.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I AGREEMENT TO CONTRIBUTE, PURCHASE AND SELL
SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Company, and the Company agrees to purchase from such Originator, from time to time on or after the Restatement Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:
(a)    each Receivable that existed and was owing at the closing of such Originator’s business on (x) if such Originator was a party to the Prior Agreement, February 28, 2011, (other than the Receivables contributed to the Company by the Contributing Originator (the “Contributed Receivables”)), (y) if such Originator is becoming a party to this Agreement on the Restatement Date, January 31, 2024 or (z) with respect to any Originator that becomes party hereto pursuant to a Joinder Agreement, the date specified in such Joinder Agreement;
(b)    each Receivable arising after the Restatement Date to but excluding the Purchase and Sale Termination Date;
(c)    all rights, but not the obligations of such Originator to and under all Related Security with respect to any of the foregoing Receivables;
(d)    all amounts due or to become due to such Originator with respect to any of the foregoing;
(e)    all books and records of such Originator to the extent related to any of the foregoing;
(f)    all rights, remedies, powers, privileges, title and interest (but not obligations) of such Originator, if any, in and to each post office box and account to which Collections or other proceeds with respect to such Receivables are sent, all amounts on deposit therein, and any related investment property acquired with any such collections or other proceeds (as such term is defined in the applicable UCC); and

(g)    all collections and other proceeds and products of any of the foregoing (as defined in the UCC) that are or were received by such Originator on or after the Cut-off Date, including, without limitation, all funds which either are received by such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Company or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of Receivables or any other parties directly or indirectly liable for payment of such Receivables) (clauses (a) through (g), collectively, the “Transferred Assets”).
All purchases and contributions hereunder are absolute and irrevocable and shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed. The Company’s foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (g) (collectively, the “Related Rights”) is herein called the “Purchase Facility.”
SECTION 1.2 Timing of Purchases.
(a)    Restatement Date Purchases. Each Originator’s entire right, title and interest in each Receivable that existed as of the Restatement Date (other than Contributed Receivables) and all Related Rights with respect thereto automatically shall be, and shall be deemed to have been, sold by such Originator to the Company on the Restatement Date.
(b)    Subsequent Purchases. After the Restatement Date, until the Purchase and Sale Termination Date, all of such Originator’s right, title and interest in each Receivable and the Related Rights shall be, and shall be deemed to have been, sold by such Originator to the Company immediately (and without further action) upon the creation of such Receivable.
SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Originators in accordance with Article III and to reflect all contributions in accordance with Section 3.1.
SECTION 1.4 Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earliest to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Payment Date (as defined in Section 2.2) immediately following the day on which Originators shall have given written notice to the Company and the Administrator at or prior to 10:00 a.m. (New York City time) that all Originators desire to terminate this Agreement.
SECTION 1.5 Intention of the Parties. It is the express intent of each Originator and the Company that each conveyance by such Originator to the Company pursuant to this Agreement of the Receivables and Related Rights, be construed as a valid and perfected sale or contribution (as applicable) and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Company (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Company be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables and Related Rights, including without limitation any Receivables constituting general intangibles as defined in the UCC, is not construed to be both a valid and perfected sale and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through any Originator, then, it is the intent of each Originator and the Company that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) each Originator shall be deemed to have granted to the Company as of the date of this Agreement, and such Originator hereby grants to the Company a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created by such Originator transferred or purported to be transferred hereunder, (B) all amounts due or to become due and all amounts received with respect thereto, (C) all books and records of such Originator related to any of the foregoing, (D) all rights, remedies, powers, privileges, title and interest (but not obligations) of such Originator in and to each post office box and account (including, without limitation, all related Lock-Box Accounts) to which Collections or other proceeds with respect to such Receivables are sent, all amounts on deposit therein, and any related investment property acquired with any such collections or other proceeds (as such term is defined in the applicable UCC) and (E) all proceeds and products of any of the foregoing to secure all of such Originator’s obligations hereunder.
ARTICLE II PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
SECTION 2.1 Purchase Report. On the Restatement Date and on each day an Information Package is required to be delivered pursuant to the Receivables Purchase Agreement (each such date, a “Monthly Purchase Report Date”), the Originators shall (or shall cause the Servicer to) deliver to the Company and the Administrator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:
(a)    Receivables purchased by the Company from each Originator and/or contributed to the Company by the Contributing Originator on the Restatement Date (in the case of the Purchase Report to be delivered on the Restatement Date);
(b)    Receivables purchased by the Company from each Originator and/or contributed to the Company by the Contributing Originator during the calendar month immediately preceding such Monthly Purchase Report Date (in the case of each subsequent Purchase Report); and
(c)    any reductions or adjustments to the Receivables and the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3 (a) and (b).
SECTION 2.2 Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator for the Receivables that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD
where:
PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.
OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.
FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of: (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, and (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last Business Day of the calendar month next preceding such Payment Date) and the denominator of which is 365, plus (iii) the percentage agreed to from time to time between the Originator and the Company as the “Historical Loss Percentage”.

“Payment Date” means (i) the Restatement Date and (ii) each Business Day thereafter that the Originators are open for business.

“Prime Rate” means a per annum rate equal to the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Administrator in its sole discretion, as notified from time to time to the Originator.
ARTICLE III CONTRIBUTION OF RECEIVABLES; PAYMENT OF PURCHASE PRICE
SECTION 3.1 Prior Purchase Price Payments; Initial Closing Date Purchase Price Payment. The parties hereto hereby acknowledge and agree that the Originators have received payment in full of the aggregate Purchase Price due from the Company under the Prior Agreement for all sales of Receivables and Related Rights occurring thereunder prior to the date hereof in accordance with the terms of the Prior Agreement.
SECTION 3.2 Purchase Price Payments. On each Payment Date after the Restatement Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to each Originator the Purchase Price for the Receivables sold by such Originator hereunder on such Payment Date:
(i)    First, in cash to the extent the Company has cash available therefor (and such payment is not prohibited under the Receivables Purchase Agreement) and/or, if requested by such Originator, in consideration for causing the LC Bank to issue one or more Letters of Credit in accordance with Section 3.5 and on the terms and subject to the conditions of this Article III and the Receivables Purchase Agreement;
(ii)    Second, to the extent any portion of the Purchase Price remains unpaid, a Intercompany Loan shall automatically be made by such Originator to the Company under the applicable Intercompany Loan Agreement in an initial principal amount equal to the amount of such remaining Purchase Price, and the proceeds of such Intercompany Loan shall be used by the Company to pay the remaining Purchase Price payment to such Originator (the intercompany loan agreement in the form of Exhibit B, as it may be amended, restated, supplemented, endorsed or otherwise modified from time to time, the “Intercompany Loan Agreement”, and all intercompany loans made from time to time thereunder in accordance with the Transaction Documents, each being herein called a “Intercompany Loan”). The applicable Intercompany Loan shall be automatically increased by an amount equal to the lesser of (x) the remaining unpaid portion of such Purchase Price and (y) the maximum increase in the principal balance of such Originator’s Intercompany Loan that could be made without rendering the Company’s Net Worth less than the Required Capital Amount; and
(iii)    Third, solely with respect to the Contributing Originator, at the Contributing Originator’s election, by accepting such Receivables as a contribution to the Company’s capital in an amount equal to the remaining unpaid balance of such Purchase Price.
“Net Worth” means, at any time, an amount equal to (i) the Outstanding Balance at such time of all Eligible Receivables then owned by the Company, minus (ii) the sum of (A) Aggregate Capital at such time, plus (B) the aggregate accrued and unpaid Discount and Fees at such time, plus (C) the aggregate outstanding principal balance of all outstanding Intercompany Loans at such time, plus (D) the accrued and unpaid interest on all outstanding Intercompany Loans at such time.
“Required Capital Amount” means, as of any date, an amount equal to (a) the Net Receivables Pool Balance as of the most recent date of determination multiplied by (b) (i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.
The Servicer shall make all appropriate record keeping entries with respect to each of the Intercompany Loans to reflect the foregoing payments and reductions made pursuant to Sections 3.2 and 3.4, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Intercompany Loans at any time.

In the event any Originator requests that any purchases be paid for by issuance of a Letter of Credit on behalf of such Originator or one of its Subsidiaries, such Originator shall on a timely basis provide the Company with such information as is necessary for the Company to obtain such Letter of Credit from the LC Bank. None of the Originators nor any Affiliate thereof (other than the Company) shall have any reimbursement or recourse obligations in respect of any Letter of Credit.
SECTION 3.3 Settlement as to Specific Receivables and Dilution.
(a)    If, (i) on the day of purchase or contribution, as applicable, of any Receivable from any Originator hereunder, any of the representations or warranties set forth in Sections 5.10, 5.14 and 5.16 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.10, 5.14 and 5.16 is no longer true with respect to such Receivable, then the Purchase Price (or in the case of any Contributed Receivable, the Outstanding Balance thereof (the “Contributed Value”)), with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to such Originator.
(b)    If, on any day, the Outstanding Balance of any Receivable purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by any Originator, the Company or the Servicer or any setoff or dispute between any Originator or the Servicer and an Obligor as indicated on the books of the Company or such Originator, then the Purchase Price or Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in clause (c) below.
(c)    Any reduction in the Purchase Price or Contributed Value, as applicable, of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:
(i)    to the extent of any outstanding principal balance under any Intercompany Loan payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Intercompany Loan payable to such Originator; and
(ii)    after making any deduction pursuant to clause (i) above, shall be either (A) paid in cash to the Company by such Originator in the manner and for application as described in the following proviso or (B) in reduction of the Purchase Price payable to such Originator on the immediately following Purchase Date;
provided, further, that at any time (y) on or after the Facility Termination Date or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into a Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.
(d)    Although the Purchase Price for each Receivable purchased after the date hereof shall be due and payable by Company to such Originator on the Payment Date therefor, a precise reconciliation of the Purchase Prices between Company and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables sold during the calendar month most recently ended prior to such Settlement Date and based on the information contained in the Purchase Report delivered pursuant to Section 2.1 above. Although such reconciliation shall be effected on Settlement Dates, increases or decreases in the principal balance of the

Intercompany Loans and any contribution of capital by the Contributing Originator to Company made pursuant to this Agreement shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is due and payable. On each Settlement Date, each Originator shall determine the net increase or the net reduction in the outstanding principal amount of its Intercompany Loan and the amount of any capital contributions occurring during the immediately preceding calendar month and shall account for such net increase or net reduction in its books and records.
SECTION 3.4 Reconveyance of Receivables. In the event that an Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Company shall automatically reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company, and such Receivable, once so reconveyed to such Originator, shall be deemed not to be a Receivable for purposes of this Agreement and the other Transaction Documents.
SECTION 3.5 Letters of Credit. (a) Upon the request of an Originator, and on the terms and conditions for issuing Letters of Credit under the Receivables Purchase Agreement (including any limitations therein on the amount of any such issuance), the Company agrees to cause the LC Bank to issue, on the Purchase Dates specified by such Originator, Letters of Credit in favor of the beneficiaries specified by such Originator. The aggregate stated amount of the Letters of Credit being issued on any Purchase Date on behalf of such Originator shall constitute a credit against the aggregate Purchase Price payable by the Company to such Originator on such Purchase Date pursuant to Section 3.1 and in the case of a Letter of Credit being issued for the benefit of a Subsidiary of an Originator such Originator confirms that it receives from such Subsidiary a benefit at least equal to the stated amount of the requested Letter of Credit. To the extent that the aggregate stated amount of the Letters of Credit being issued on any Payment Date exceeds the aggregate Purchase Price payable by the Company to such Originator on such Payment Date, such excess shall be deemed to be a (i) reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the Intercompany Loan payable to such Originator and/or (ii) a reduction in the Purchase Price payable on the Purchase Dates immediately following the date any such Letter of Credit is issued. In the event that any such Letter of Credit issued pursuant to this Section 3.5 (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Company’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall either be paid in cash to such Originator on the next Payment Date or, if the Company does not then have cash available therefor, shall be deemed to be (x) first, added to the outstanding principal balance of the Intercompany Loan made by such Originator to the extent that such addition would not cause the Company’s Net Worth to be less than the Required Capital Amount and (y) second¸ solely with respect to the Contributing Originator, at the Contributing Originator’s election, a contribution to the capital of the Company. Under no circumstances shall such Originator (or any Affiliate thereof (other than the Company)) have any reimbursement or recourse obligations in respect of any Letter of Credit.
(b)    In the event that any Originator requests a Letter of Credit hereunder, such Originator shall on a timely basis provide the Company with such information as is necessary for the Company to obtain such Letter of Credit from the LC Bank, and shall notify the Company and the Administrator of the allocations described in the preceding sentence. Such allocations shall be binding on the Company and such Originator, absent manifest error.
(c)    Such Originator (on behalf of itself or its designated Subsidiary, if applicable) agrees to be bound by the terms of each applicable Letter of Credit Application referenced in the Receivables Purchase Agreement and by the LC Bank’s interpretations of any Letter of Credit issued for the Company and by the LC Bank’s written regulations and customary practices relating to letters of credit, in each case subject to the terms and conditions set forth in the Receivables Purchase Agreement.
ARTICLE IV CONDITIONS PRECEDENT

SECTION 4.1 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall be effective concurrently with the effectiveness of the Receivables Purchase Agreement and is subject to the condition precedent that the Company and the Administrator (as the Company’s assignee) and each Purchaser Agent shall have received, on or before the Restatement Date, the following, each (unless otherwise indicated) dated the Restatement Date, and each in form and substance satisfactory to the Company and the Administrator (as the Company’s assignee) and each Purchaser Agent:
(a)    A copy of the resolutions or unanimous written consents of the board of directors, managers or other governing body of each Originator approving the authorizing the execution, delivery and performance by such Originator of the Transaction Documents to which it is a party, certified by the Secretary or Assistant Secretary of such Originator;
(b)    Good standing certificates for each Originator issued as of a recent date acceptable to the Company and the Administrator (as the Company’s assignee) by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization or formation and principal place of business;
(c)    A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers who are authorized to sign the Transaction Documents to which it is a party (on which certificate the Servicer, the Company, the Administrator (as the Company’s assignee), the Purchasers and the Purchaser Agents shall be entitled to rely on until such time as the Servicer, the Company, the Administrator (as the Company’s assignee), the Purchasers and the Purchaser Agents shall receive from such Person a revised certificate meeting the requirements of this clause (c));
(d)    The certificate or articles of incorporation or other similar organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State of the jurisdiction of such Originator’s organization as of a recent date acceptable to the Administrator, together with a copy of the limited liability company agreement, operating agreement or similar organizational document and by-laws (if any) of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary or an Assistant Secretary of such Originator;
(e)    Proper financing statements (Form UCC-1), that have been duly authorized and are suitable for filing on or before the Restatement Date and name such Originator as the debtor/seller and the Company as the buyer/assignor (and the Administrator, for the benefit of the Purchasers, as secured party/assignee) of the Receivables generated or acquired by such Originator as may be necessary or, in the Company’s or the Administrator’s opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Company’s ownership interest in all Receivables and such other rights, accounts, instruments and moneys (including, without limitation, Related Security) in which an ownership or security interest has been or may be assigned to it hereunder;
(f)    A written search report from a Person satisfactory to the Company and the Administrator listing all effective financing statements that name such Originator as debtor or seller and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) and/or released or terminated as the case may be prior to the date hereof), shall cover any Receivable or any Related Rights, and tax and judgment lien search reports from all applicable jurisdictions (including, without limitation, ERISA lien searches) from a Person satisfactory to the Company and the Administrator (as the Company’s assignee) showing no evidence of such liens filed against any Originator;
(g)    Favorable opinions, addressed to the Administrator, each Purchaser Agent and each Purchaser, in form and substance reasonably satisfactory to the Company and the Administrator, from external counsel for the Originators, covering such matters as the Company and the Administrator may reasonably request, including, without limitation, certain organizational and New York enforceability matters, certain bankruptcy matters and certain UCC perfection matters;

(h)    A Intercompany Loan in favor of such Originator duly executed by the Company; and
(i)    Evidence (i) of the execution and delivery by each of the parties thereto of the Receivables Purchase Agreement, the Lock-Box Agreements (if any), each Fee Letter, and the Performance Guaranty and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such agreements has been satisfied to the Company’s and the Administrator’s satisfaction.
SECTION 4.2 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Company and the Administrator (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrator on or before the date of such addition:
(a)    the Servicer shall have given the Company and the Administrator at least thirty (30) days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Company and the Administrator may reasonably request consistent with information provided for existing Originator or Originators;
(b)    such proposed additional Originator shall have executed and delivered to the Company and the Administrator an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);
(c)    such proposed additional Originator shall have delivered to the Company and the Administrator (as the Company’s assignee) each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance satisfactory to the Company and the Administrator (as the Company’s assignee);
(d)    no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing; and
(e)    no Event of Termination or Unmatured Event of Termination shall have occurred and be continuing.
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
In order to induce the Company to enter into this Agreement and to make purchases and accept contributions hereunder, each Originator represents and warrants with respect to itself (and, in the case of Section 5.20, the Company) hereby makes the representations and warranties set forth in this Article V.
SECTION 5.1 Existence and Power. Such Originator is a limited liability company or corporation, as applicable, duly organized, validly existing and in good standing under the laws of its respective State of organization, and has all organizational or corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where failure to have such licenses, authorizations, consents or approvals would not be reasonably expected to have a Material Adverse Effect.
SECTION 5.2 Company and Governmental Authorization, Contravention. The execution, delivery and performance by such Originator of this Agreement and each other Transaction Document to which it is a party are within such Originator’s organizational or corporate powers, as applicable, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of the UCC financing statements and continuation statements contemplated hereunder and disclosures and filings under applicable securities laws), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of such Originator or of any agreement, judgment, injunction, order, decree or other material instrument binding upon such Originator or result in the creation or imposition of any lien (other than liens in favor of the Company and Administrator under the Transaction Documents) on assets of such Originator or any of its Subsidiaries.

SECTION 5.3 Binding Effect of Agreement. This Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
SECTION 5.4 Accuracy of Information. All written factual information taken as a whole, and together with all supplements and amendments thereto and any information contained in any public filings made with the SEC pursuant to the Exchange Act and furnished by or on behalf of such Originator in writing to the Company, the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any other Transaction Document is, and all other such factual information taken as a whole hereafter furnished in writing by or on behalf of such Originator to the Company, the Administrator, any Purchaser Agent or any Purchaser will be, taken as a whole, and together with all supplements and amendments thereto and any information contained in any public filings made with the SEC pursuant to the Exchange Act, true and accurate in all material respects as of the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information taken as a whole not misleading in any material respect at such time in light of the circumstances under which such information was provided; it being understood that “factual information” does not include any forward-looking information, projections, estimates, information of a general economic nature or general information about such Originator’s industry.
SECTION 5.5 Actions, Suits. There are no actions, suits or proceedings pending or, to the best of such Originator’s knowledge, threatened in writing against or affecting such Originator or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect on such Originator.
SECTION 5.6 Taxes. Such Originator has (i) timely filed all income and other material tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all income and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
SECTION 5.7 Compliance with Applicable Laws. Such Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities except to the extent that the failure to comply could not be reasonably expected to have a Material Adverse Effect. In addition, no Receivable sold or contributed hereunder contravenes any laws, rules or regulations applicable thereto or to such Originator.
SECTION 5.8 Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Purchasers, the Purchaser Agents and the Administrator are entering into the Transaction Documents to which they are parties in reliance upon the Company’s identity as a legal entity separate from the Originators.
SECTION 5.9 Investment Company Act. Such Originator is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 5.10 Perfection. Immediately preceding its sale or contribution of each Receivable hereunder, such Originator was the owner of such Receivable sold or contributed or purported to be sold or contributed, free and clear of any Adverse Claims other than Permitted Liens, and each such sale and contribution hereunder constitutes a valid sale or contribution, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold or contributed by it, free and clear of any Adverse Claims other than Permitted Liens. On or before the date hereof and before the date any new Receivable is to be sold, contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Company’s interest in such Receivable (free and clear) against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

SECTION 5.11 Credit and Collection Policy. Such Originator has complied in all material respects with its Credit and Collection Policy in regard to each Receivable sold or contributed by it hereunder and each related Contract.
SECTION 5.12 Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract.
SECTION 5.13 Location and Offices. As of the date hereof, such Originator’s location (as such term is defined in the applicable UCC) is at the address set forth on Schedule II hereto, and such location has not been changed for at least four months before the date hereof. The offices where such Originator keeps all records concerning the Receivables are located at the addresses set forth on Schedule II hereto or such other locations of which the Company and the Administrator has been given written notice in accordance with the terms hereof.
SECTION 5.14 Good Title. Upon the creation of each new Receivable sold, contributed or otherwise conveyed or purported to be conveyed hereunder and on the Restatement Date for then existing Receivables, the Company shall have a valid and perfected first priority ownership interest in each Receivable sold or contributed to it hereunder, free and clear of any Adverse Claim other than Permitted Liens.
SECTION 5.15 Names. Except as described in Schedule III, such Originator has not used any corporate or company names, tradenames or assumed names other than its name set forth on the signature pages of this Agreement.
SECTION 5.16 Nature of Receivables. Each Pool Receivable purchased or contributed hereunder and included in the calculation of Net Receivables Pool Balance is, on the date of such purchase or contribution an Eligible Receivable.
SECTION 5.17 Bulk Sales, Margin Regulations, No Fraudulent Conveyance, Investment Company. No transaction contemplated hereby requires compliance with or will become subject to avoidance under any bulk sales act or similar law. No use of funds obtained by such Originator hereunder will conflict with or contravene Regulation T, U or X of the Federal Reserve Board. No purchase hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
SECTION 5.18 Financial Condition.
(a)    The consolidated balance sheets of the Performance Guarantor and its consolidated subsidiaries as of December 31, 2023 and the related statements of income and shareholders’ equity of the Performance Guarantor and its consolidated subsidiaries (including such Originator) for the fiscal year then ended certified by its independent accountants, copies of which have been furnished to the Company and the Administrator, present fairly in all material respects the consolidated financial position of the Performance Guarantor and its consolidated subsidiaries (including such Originator) for the period ended on such date, all in accordance with GAAP consistently applied; and since such date no event has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Performance Guarantor or such Originator; provided that no transfer of Receivables hereunder shall be deemed to constitute a representation and warranty that the foregoing is true and correct.
(b)    On the date hereof, and on the date of each purchase or contribution hereunder (both before and after giving effect to such purchase or contribution), such Originator shall be Solvent.
SECTION 5.19 Licenses, Contingent Liabilities, and Labor Controversies.

(a)    Such Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.
(b)    There are no labor controversies pending against such Originator or the Performance Guarantor that have had (or could be reasonably expected to have) a Material Adverse Effect on the Performance Guarantor or such Originator.
SECTION 5.20 Ordinary Course of Business. If notwithstanding the stated intentions of the parties, the transactions contemplated hereby are characterized as loans secured by the Receivables and Related Rights, each of the Originators and the Company represents and warrants as to itself that each remittance of Collections by or on behalf of the Originators to the Company under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Company and (ii) made in the ordinary course of business or financial affairs of such Originator and the Company.
SECTION 5.21 Reaffirmation of Representations and Warranties by the Originators. On each day that a new Receivable is created and when sold or contributed to the Company hereunder, each Originator shall be deemed to have certified that all representations and warranties set forth in this Article V are true and correct in all material respects on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date)).
ARTICLE VI COVENANTS OF THE ORIGINATORS
SECTION 6.1 Affirmative Covenants. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless the Administrator (as the Company's assignee) shall otherwise consent in writing, perform the following:
(a)    General Information. Each Originator shall furnish to the Company, the Administrator and each Purchaser Agent such information as such Person may from time to time reasonably request with respect to the Pool Assets and the performance of such Originator’s obligations under the Transaction Documents.
(b)    Furnishing of Information and Inspection of Records. Each Originator will, at any time and from time to time during regular business hours with prior written notice (i) permit the Company, the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Receivables or other Pool Assets and (B) to visit the offices and properties of such Originator for the purpose of examining such books and records, and to discuss matters relating to the Receivables, other Related Rights or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided that representatives of the Originator are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, such Originator’s expense, upon reasonable prior written notice from the Company, the Administrator or any Purchaser Agent, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to conduct, a review of its books and records with respect to the Receivables; provided that such Originator shall be required to reimburse the Company, the Administrator and the Purchaser Agents for only one (1) such audit or visit per year (unless one (1) audit or visit of the Company, such Originator and the Servicer shall have been previously reimbursed by the Servicer or the Company during such year), unless a Purchase and Sale Termination Event has occurred and is continuing; provided, further that any such audit requirement set forth in this clause (b) shall be in addition to, and not in substitution of, any annual audit of the financial statements of such Originator (or any Affiliate thereof) by any certified public accountants performed at the request of such Originator (or any Affiliate thereof).
(c)    Keeping of Records and Books. Each Originator will have and maintain (i) administrative and operating procedures (including an ability to recreate records if originals are destroyed), (ii) adequate facilities, personnel and equipment and (iii) all records and other information reasonably necessary for collection of the Receivables originated by such Originator (including records adequate to permit the daily identification of each new such Receivable and all Collections of, and adjustments to, each existing such Receivable). Each Originator will give the Company, the Administrator and each Purchaser Agent prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to the Company, the Administrator and each Purchaser Agent on or before the date hereof as such Originator’s then existing or planned administrative and operating procedures for collecting Receivables.
(d)    Performance and Compliance with Receivables and Contracts. Each Originator will at its expense timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under all Contracts or other documents or agreements related to the Receivables.
(e)    Credit and Collection Policy. Each Originator will comply in all material respects with its Credit and Collection Policy in regard to each Receivable originated by it and any related Contract or other related document or agreement.
(f)    Receivables Purchase Agreement. Each Originator (in its capacity as Originator, Servicer or otherwise) will perform and comply with each covenant and other undertaking in the Receivables Purchase Agreement that the Company undertakes to cause such Originator to perform, subject to any grace periods for such performance provided for in the Receivables Purchase Agreement.
(g)    Preservation of Existence. Each Originator shall preserve and maintain its existence as a corporation, partnership or limited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would be reasonably expected to have a Material Adverse Effect on such Originator.
(h)    Location of Records. Keep its location (as such term is defined in the applicable UCC) at the location specified in Schedule I, and keep the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Schedule II, or in either case, upon 30 days’ prior written notice to the Company, the Administrator (as the Company’s assignee) and each Purchaser Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.
(i)    Preservation of Security Interest. Take any and all action as the Company or the Administrator may require to preserve and maintain the perfection and priority of the security interest of the Company and the Administrator (on behalf of the Purchasers) in the Transferred Assets pursuant to this Agreement and the Receivables Purchase Agreement.
(j)    Taxes. Each Originator will (i) timely file all income and other material federal, state, and other tax returns required to be filed by it and (ii) pay, or cause to be paid, all income and other material federal, state, and other Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
SECTION 6.2 Reporting Requirements. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless the Company, the Administrator and the Majority Purchaser Agents shall otherwise consent in writing, furnish to the Company, the Administrator and the Purchaser Agents:
(a)    Purchase and Sale Termination Events. As soon as possible, and in any event within five (5) Business Days after any executive or senior managing officer of any Originator learning of the occurrence thereof of each Purchase and Sale Termination Event or each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event (an “Unmatured Purchase and Sale Termination Event”), a written statement of any officer of such Originator describing such Purchase and Sale Termination Event or

Unmatured Purchase and Sale Termination Event and the action that such Originator proposes to take with respect thereto, in each case in reasonable detail.
(b)    Proceedings. As soon as possible and in any event within five (5) Business Days after any executive or senior managing officer of any Originator learning of the occurrence thereof, written notice of litigation, investigation or proceeding of the type described in Section 5.5 not previously disclosed to the Company, the Administrator and each Purchaser Agent which would reasonably be expected to have a Material Adverse Effect on such Originator.
(c)    Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Originator as the Company, the Administrator or any Purchaser Agent may from time to time reasonably request in order to protect the interests of the Company, the Purchasers, the Purchaser Agents or the Administrator under or as contemplated by the Transaction Documents.
SECTION 6.3 Negative Covenants. From the date hereof until the first date following the Purchase and Sale Termination Date when no Aggregate Capital or Discount with respect to the Purchased Interest remains outstanding, the LC Participation Amount is cash collateralized in full and all obligations of the Originator to the Company and its assigns have been satisfied in full, each Originator agrees that, unless the Company, the Administrator and the Majority Purchaser Agents shall otherwise consent in writing, it shall not:
(a)    Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable sold or otherwise conveyed or purported to be sold or otherwise conveyed hereunder or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof other than, in any case, Permitted Liens.
(b)    Extension or Amendment of Receivables. Except as otherwise permitted in Section 4.2(a) of the Receivables Purchase Agreement in its capacity as Servicer and the applicable Credit and Collection Policy, extend, amend or otherwise modify the terms of any Receivable in any material respect generated or acquired by it that is sold or otherwise conveyed hereunder, or amend, modify or waive, in any material respect, the provisions of any Contract related thereto.
(c)    Change in Credit and Collection Policy. Make any change in its Credit and Collection Policy that would reasonably be expected to have a Material Adverse Effect without the prior written consent of the Administrator. No Originator shall make any other written change in any Credit and Collection Policy without giving written notice thereof to the Administrator and each Purchaser Agent promptly following such change.
(d)    Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Except as otherwise provided in the Receivables Purchase Agreement in regard to servicing, take any action to cause or permit any Receivable that is sold or contributed by it hereunder to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC).
(e)    Mergers, Acquisitions, Sales, etc. (i) Be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where (x) the Company, the Administrator and each Purchaser Agent have each received five (5) days’ prior notice of any such transaction that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC (a “Subject Transaction”); each such notice to the Company, the Administrator and the Purchaser Agents shall set forth the applicable change and the proposed effective date thereof, and (y) solely with respect to any Subject Transaction, the Administrator shall have been satisfied that all other action to perfect and protect the interests of the Company and the Administrator, on behalf of the Purchasers, in and to the Receivables to be sold by it hereunder and other Related Rights, as requested by the Company, the Administrator or any Purchaser Agent shall have been taken by, and at the expense of such Originator

(including the filing of any UCC financing statements), or (ii) directly or indirectly sell, transfer, assign or convey any Receivables or any interest therein (other than pursuant to this Agreement).
(f)    Lock-Box Banks. Make any changes in its instructions to Obligors regarding Collections on Receivables sold or otherwise conveyed by it hereunder other than any instruction to remit payments to a different Lock-Box Account (or any related Lock-Box) or as otherwise permitted pursuant to this Agreement or add or terminate any bank as a Lock-Box Bank unless the requirements of Section 1(f) of Exhibit IV to the Receivables Purchase Agreement have been met.
(g)    Transaction Documents. Enter into, execute, deliver or otherwise become bound after the Restatement Date by any agreement, instrument, document or other arrangement that restricts the right of such Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.
(h)    Intercompany Loan. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create of suffer to exist any Adverse Claim upon or with respect to any Intercompany Loan or any interest therein except as explicitly permitted under the Receivables Purchase Agreement.
SECTION 6.4 Substantive Consolidation. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, such Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:
(a)    such Originator shall not be involved in the day to day management of the Company; provided that the companies may share certain officers, managers and directors;
(b)    such Originator shall maintain separate corporate records and books of account from the Company and otherwise will observe corporate formalities and have a separate area from the Company for its business (which may be located at the same address as the Company, and, to the extent that it and the Company have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);
(c)    the financial statements and books and records of such Originator shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Company; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Company’s assets are not available to satisfy the obligations of such Affiliate;
(d)    except as permitted by the Receivables Purchase Agreement, (i) such Originator shall maintain their assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Company and (ii) the Company’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Company;
(e)    all of the Company’s business correspondence and other communications shall be conducted in the Company’s own name and on its own stationery;
(f)    such Originator or its Affiliates shall not act as an agent for the Company, other than Contributing Originator in its capacity as the Servicer, and in connection therewith, the Contributing

Originator shall present itself to the public as an agent for the Company and a legal entity separate from the Company;
(g)    such Originator shall not conduct any of the business of the Company in their own name;
(h)    such Originator shall not pay any liabilities of the Company out of its own funds or assets;
(i)    such Originator shall maintain an arm’s-length relationship with the Company;
(j)    such Originator shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;
(k)    except for a Intercompany Loan, such Originator shall not acquire obligations of the Company;
(l)    such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;
(m)    such Originator shall identify and hold itself out as a separate and distinct entity from the Company;
(n)    such Originator shall correct any known misunderstanding respecting its separate identity from the Company;
(o)    such Originator shall not enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(p)    such Originator shall not pay the salaries of the Company’s employees, if any; and
(q)    to the extent not already covered in paragraphs (a) through (p) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 3 of Exhibit IV to the Receivables Purchase Agreement.
ARTICLE VII ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES
SECTION 7.1 Rights of the Company. Each Originator hereby authorizes the Company, the Servicer (including any successor to the Contributing Originator in such capacity) or their respective designees or assignees under the Receivables Purchase Agreement (including, without limitation, the Administrator) to take any and all steps in such Originator’s name reasonably necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, that the Administrator shall not take any of the foregoing actions unless a Termination Event has occurred and is continuing.
SECTION 7.2 Responsibilities of the Originators. Anything herein to the contrary notwithstanding:
(a)    Collection Procedures. Each Originator agrees to direct its respective Obligors to make payments of Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder directly to a post office box related to the relevant Lock-Box Account at a Lock-Box Bank, except as otherwise permitted under the Receivables Purchase Agreement. Each Originator further agrees to transfer any Collections of Receivables sold or conveyed by it hereunder that it receives directly to a Lock-Box Account within two (2) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company and the Administrator (for the benefit of the Purchasers).
(b)    Each Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.
(c)    None of the Company, the Servicer, the Purchasers, the Purchaser Agents or the Administrator shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Purchasers, the Purchaser Agents or the Administrator be obligated to perform any of the obligations of such Originator thereunder.
(d)    Each Originator hereby grants to the Administrator an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of a Purchase and Sale Termination Event to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Company (whether or not from such Originator) in connection with any Receivable sold or otherwise conveyed or purported to be conveyed by it hereunder or any Related Rights.
SECTION 7.3 Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company, the Servicer, the Administrator or any Purchaser Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by, and contributed to, the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, the Administrator or any Purchaser Agent, the Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.
Each Originator hereby authorizes the Company or its designee (including, without limitation, the Administrator) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of such Originator, relative to all or any of the Receivables and Related Rights sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder and now existing or hereafter generated by such Originator. If such Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee (including, without limitation, the Administrator) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee (including, without limitation, the Administrator) incurred in connection therewith shall be payable by such Originator.
SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to such Originator shall, except as otherwise specified by such Obligor or required by applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor.
ARTICLE VIII PURCHASE AND SALE TERMINATION EVENTS
SECTION 8.1 Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event”:

(a)    The Facility Termination Date (as defined in the Receivables Purchase Agreement) shall have occurred; or
(b)    Any Originator shall fail to make when due (x) any deposit of Collections required hereunder or under any other Transaction Document to which it is a party and such failure shall remain unremedied for one (1) Business Day or (y) any payment for any other amounts owing hereunder or under any other Transaction Document and such failure shall continue unremedied for five (5) Business Days; or
(c)    Any representation or warranty made or deemed to be made by the Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, that no breach of a representation or warranty set forth in Sections 5.10, 5.14 and 5.16 shall constitute a Purchase and Sale Termination Event pursuant to this clause (c) if the applicable Originator has complied with Section 3.3 with respect to such breach; or
(d)    Any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party and such failure shall continue for thirty (30) days after the earlier of such Originator’s knowledge or written notice thereof by the Company or the Administrator.
SECTION 8.2 Remedies.
(a)    Optional Termination. Upon the occurrence and continuation of a Purchase and Sale Termination Event, the Administrator (as assignee of the Company) shall have the option, by notice to such Originator (with a copy to the Company), to declare the Purchase Facility as terminated.
(b)    Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company (and the Administrator as assignee of the Company) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.
ARTICLE IX INDEMNIFICATION
SECTION 9.1 Indemnities by the Originators. Without limiting any other rights which the Company may have hereunder or under applicable law, each Originator, severally and for itself alone, hereby agrees to indemnify the Company and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including Attorney Costs (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of such Originator to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom; excluding, however, (i) any indemnification which has the effect of recourse for non-payment of the Receivables due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor and (ii) any net income or franchise tax imposed on such Purchase and Sale Indemnified Party by the jurisdiction under the laws of which such Purchase and Sale Indemnified Party is organized or any political subdivision thereof. Without limiting the foregoing, and subject to the exclusions set forth in the preceding sentence, each Originator, severally and for itself alone, shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:
(a)    the transfer by such Originator of an interest in any Receivable to any Person other than the Company;

(b)    the breach of any representation or warranty made by such Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by such Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(c)    the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable generated or acquired by such Originator sold or otherwise transferred or purported to be transferred hereunder or the related Contract, or the nonconformity of any Receivable generated or acquired by such Originator sold or otherwise transferred or purported to be transferred hereunder or the related Contract with any such applicable law, rule or regulation;
(d)    the failure by such Originator to vest and maintain vested in the Company an ownership interest in the Receivables generated or acquired by such Originator sold or otherwise transferred or purported to be transferred hereunder free and clear of any Adverse Claim;
(e)    the failure to file, or any delay in filing, by such Originator of any financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated or acquired by such Originator sold or otherwise transferred or purported to be transferred hereunder, whether at the time of any purchase or contribution or at any subsequent time to the extent required hereunder;
(f)    any dispute, claim, offset or defense (other than discharge in bankruptcy or similar insolvency proceeding of an Obligor or other credit related reasons) of the Obligor to the payment of any Receivable or purported Receivable generated or acquired by such Originator sold or otherwise transferred or purported to be transferred hereunder (including, without limitation, a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the goods or services related to any such Receivable or the furnishing of or failure to furnish such goods or services;
(g)    any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable generated or acquired by such Originator; and
(h)    any tax or governmental fee or charge (other than any tax excluded pursuant to clause (ii) in the preceding sentence), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables generated or acquired by such Originator or any Related Security connected with any such Receivables.
ARTICLE X MISCELLANEOUS
SECTION 10.1 Amendments, etc.
(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and each Originator, with the prior written consent of the Administrator and the Majority Purchaser Agents (and any such amendment, modification or waiver without such consent shall be void ab initio).
(b)    No failure or delay on the part of the Company, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)    The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
SECTION 10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or e-mail communication) and shall be delivered or sent by facsimile, e-mail or by overnight mail, to the intended party at the mailing address, e-mail or facsimile number of such party set forth on Schedule IV hereto, under its name on the signature pages hereof or at such other address, e-mail or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrator or any Purchaser Agent, at their respective address for notices pursuant to the Receivables Purchase Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or e-mail, when sent, receipt confirmed by telephone or electronic means.
SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of each Originator to the Company arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all indebtedness at any time owing by the Company to or for the credit or the account of such Originator.
SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Company, the Administrator and each Purchaser Agent, except as otherwise provided in Section 10.11 any such assignment without such consent shall be void ab initio. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by an Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
SECTION 10.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone, agrees to pay on demand:
(a)    to the Company (and any successor, permitted assigns and third party beneficiaries thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents and
(b)    all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 10.7 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.
SECTION 10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.
SECTION 10.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
SECTION 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
SECTION 10.11 Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not, in each case, its obligations), shall be assigned by the Company to the Administrator (for the benefit of the Purchasers, the Purchaser Agents and their assigns) pursuant to the Receivables Purchase Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Purchasers, the Purchaser Agents and the Administrator are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which any Originator is a party.
SECTION 10.12 No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Company any Insolvency Proceeding so long as its Intercompany Loan remains outstanding and for at least one year and one day following the day on which all amounts owed by the Company under this Agreement and the other Transaction Documents are paid in full. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount in respect of its Intercompany Loan or otherwise to each Originator pursuant to this

Agreement unless the Company has received funds which may, subject to Section 1.4 of the Receivables Purchase Agreement, be used to make such payment. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Company by the Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.
SECTION 10.13 Limited Recourse. Except as explicitly set forth herein, the obligations of the Company under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Company. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company. The agreements in this Section 10.13 shall survive any termination of this Agreement.
SECTION 10.14 Originator Obligations Several. Notwithstanding anything herein to the contrary, each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made by such Originator severally and for itself alone.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
OWENS CORNING RECEIVABLES LLC,
as Company
By: /s/ Matthew Fortunak
Name: Matthew Fortunak
Title:     Treasurer
OWENS CORNING SALES, LLC, as an    Originator

By: /s/ Matthew Fortunak
Name: Matthew Fortunak
Title:     Treasurer

OWENS CORNING COMPOSITE MATERIALS, LLC,
as an Originator
By: /s/ Matthew Fortunak
Name: Matthew Fortunak
Title:     Treasurer

OWENS CORNING INSULATING SYSTEMS, LLC,
as an Originator
By: /s/ Matthew Fortunak
Name: Matthew Fortunak
Title:     Treasurer

OWENS CORNING ROOFING AND ASPHALT, LLC,
as an Originator
By: /s/ Matthew Fortunak
Name: Matthew Fortunak
Title:     Treasurer